Exhibit 10.7

NORTHERN TRUST CORPORATION
2017 LONG TERM CASH INCENTIVE PLAN

The Northern Trust Corporation 2017 Long Term Cash Incentive Plan (the “Plan”) was adopted on February 20, 2017 (the “Effective Date”).

1.
Purpose. The purpose of the Plan is to promote the growth and profitability of the Corporation and its Subsidiaries by encouraging outstanding individuals to accept or continue employment with the Corporation and its Subsidiaries through the provision of incentive compensation opportunities in the form of Long Term Cash Incentive Awards (“Awards”).

2.	Administration.

(a)    The Committee shall administer the Plan, except as otherwise determined by the Board. The Committee shall consist of at least two (2) Directors as the Board may designate from time to time.

(b)    The Committee shall have full power and authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Long Term Cash Incentive Award Agreement entered into under the Plan, and to make all other determinations that may be necessary or desirable for the administration of the Plan. Any interpretation of the Plan by the Committee shall be final and binding on all persons.

(c)    The Committee may delegate the administration of the Plan, in whole or in part, on such terms and conditions as it may impose, to such other person or persons as it may determine in its discretion, except to the extent prohibited by applicable law.

3.	Participants.

(a)    Participants shall consist of Employees whom the Committee may designate from time to time to receive Awards under the Plan. Awards may be granted to Participants who are or were previously Participants under this or other plans of the Corporation or any Subsidiary, and the Corporation may continue to award bonuses and other compensation to Participants under other programs now in existence or hereafter established.

(b)    The Committee shall have the authority to amend the terms and conditions relating to an Award, provided that no amendment shall adversely affect the rights of any Participant under any outstanding Award in any material way without the written consent of the Participant unless such amendment is required by applicable law, or is necessary to cause the Award to be exempt from, or comply with, Code Section 409A.

4.
Long Term Cash Incentive Awards. The Committee may in its discretion award Long Term Cash Incentive Awards under the Plan to Participants hereunder. Each Award shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Long Term Cash Incentive Award Agreement and the following specific rules:

(a)    Each Award shall be governed by a Long Term Cash Incentive Award Agreement (“Award Agreement”), which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)    An Award shall consist of a commitment by the Corporation to distribute at the time specified in, and in accordance with the terms of, the applicable Award Agreement, an amount set forth in the Award Agreement (“Award Amount”), increased for interest in accordance with paragraph (c), below. An Award may be subject to a vesting schedule and such other conditions, restrictions or contingencies, as determined by the Committee and described in the Award Agreement.

(c)    The Corporation shall maintain an account (“Account”) on its books on behalf of each Participant which shall reflect the Award Amount specified in the Participant’s Award Notice, plus interest at a rate specified by the Committee in the Award Agreement to be credited in accordance with the terms of such Award Agreement. Interest specified in the Award Agreement shall in no event exceed 120 percent of the long-term applicable federal rate, as defined in Code Section 1274(d) for the month in which the Award is granted.

(d)    Distribution of any Award by the Company or its Subsidiaries shall be made on the date or dates specified in the Award Agreement, subject to the provisions of the Plan, including without limitation Section 7. An Award will be satisfied by a distribution in cash to the Participant.

5.
Nontransferability. Except as provided below, each Award granted under the Plan to a Participant shall not be transferable by the Participant other than by will or the laws of descent and distribution. In the event of the death of a Participant during employment or prior to the termination, cancellation or forfeiture of any Award held by the Participant hereunder, each vested Award theretofore granted to the Participant shall be payable to the extent and to such persons as provided in, and in accordance with the terms of, the applicable Award Agreement.

6.	Change in Control.

(a)    The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to a Change in Control, provide for the acceleration of any time periods relating to the realization of such Awards (such as the vesting requirements)

so that such Awards may be realized as of the date of such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in the Award Agreement as it may deem equitable and in the best interests of the Corporation.

Provisions for acceleration and any further provisions and limitations included by the Committee pursuant to this paragraph (a) must be exempt from or satisfy the requirements of Code Section 409A and applicable regulations and other guidance promulgated thereunder so as to avoid the income tax, interest and penalty provisions of Section 409A.

(b)	A “Change in Control” shall be deemed to have occurred if:

(i)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 30% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below;

(ii)
the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of directors constituting a majority of the number of directors of the Corporation then in office, provided, however, that directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation will not be considered as incumbent members of the Board for purposes of this section;

(iii)
there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary of the Corporation with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

(iv)
there is consummated the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale or the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation;

provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in paragraphs (i), (ii), (iii) or (iv) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code. Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

For purposes of the foregoing, the following definitions shall apply:

“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed a form 13-G; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

7.	Other Provisions.

(a)    Any Award under the Plan shall be subject to such other provisions as the Committee determines, including, provisions permitting the lapse of restrictions in the event of death, disability or retirement, understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan, provisions for the forfeiture of Awards and/or the recoupment of all amounts received in connection with an award in the event of breach of noncompetition, nonsolicitation, or confidentiality agreements, restatement of the financial statements of the Corporation or Subsidiary or Business Unit thereof, misconduct, or the occurrence of risk based events or conditions identified by the Committee, or such other conduct or events as the Committee shall specify, during or following termination of employment, and provisions permitting the deferral of the receipt of Awards for such period and upon such terms and conditions as the Committee shall determine.

(b)    Notwithstanding anything herein or in any Award Agreement to the contrary, provisions permitting the deferral of the receipt of Awards must satisfy the requirements of Code Section 409A and applicable regulations and guidance promulgated thereunder, including without limitation all deadlines for deferral elections, so as to avoid the income tax, interest and penalty provisions of Section 409A.

(c)    An Award that is subject to Code Section 409A shall not be distributable on account of retirement or termination of employment, unless the individual incurs a Separation from Service.

(d)    An Award that would otherwise be distributed to a Participant in a given calendar year may be delayed, in the Committee’s discretion, to the extent that the Committee reasonably anticipates that if the payment were made as scheduled the Corporation's deduction with respect to such payment would not be permitted due to the application of Code Section 162(m). Awards not paid as a result of the above limitation shall be paid in the earlier of (i) the Corporation's first taxable year in which the Committee reasonably anticipates that if the payment is made during such year, the deduction of such payment will not be barred by application of Section 162(m), or (ii) the period beginning with the date of the Participant's Separation from Service and ending on the later of the last day of the taxable year of the Corporation in which the Participant incurs a Separation from Service or the 15th day of the third month following the Participant's Separation from Service.

(e)    (i)    Anything in the Plan to the contrary notwithstanding, including without limitation Section 7(d), if as of the date a Participant incurs a Separation from Service, the Participant is a Key Employee, any distribution of an Award that is subject to the provisions of Code Section 409A to such Participant due to such Separation from Service that would otherwise be made during the six months following such Separation from Service shall be made on the earlier of (i) the date that is six months and one day following such Separation from Service and (ii) the Participant’s death.

(ii)    “Key Employee” means a Participant who is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i). The Corporation's Key Employees shall be identified annually pursuant to Section 7(e)(iii).

(iii)    The Specified Employee Identification Date as defined in Treas. Reg. §1.409A-1(i)(3), to be used in determining Key Employees of the Corporation shall be September 30 of any calendar year. The January 1 of the calendar year next following that calendar year shall be the Specified Employee Effective Date, as defined in Treas. Reg. §1.409A-1(i)(4), for Participants identified as Key Employees on the immediately preceding Specified Employee Identification Date. Participants identified as Key Employees on a Specified Employee Identification Date (September 30) shall be treated as Key Employees under the Plan for the 12-month period beginning on the Specified Employee Effective Date (January 1) next following such Specified Employee Identification Date.

8.
Taxes. The Corporation shall have the right to deduct from any payment to be made under the Plan the amount of any taxes required by law to be withheld from such payment, or to require a Participant to pay to the Corporation such amount required to be withheld prior to the payment of any Award under the Plan.

9.
Amendment, Suspension or Termination of Plan. The Board may at any time amend, suspend or terminate the Plan as it deems advisable and in the best interests of the Corporation; provided, that no amendment, suspension or termination shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment, suspension or termination is required by applicable law. Anything in this Section 9 or elsewhere in the Plan to the contrary notwithstanding:

(a)    the Plan may be amended in any manner necessary to ensure that the Plan complies in all applicable respects with Code Section 409A; and

(b)    the Plan may not be amended in any manner that would cause the Plan to fail to comply in any applicable respect with Code Section 409A.

10.
No Contract of Employment. Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Corporation or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

11.
Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and any Award Agreement, and all claims or causes of action arising under, relating to, or in connection with, the Plan or any Award granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state.

12.	Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Award” shall mean any Long Term Cash Incentive Award granted under the Plan.

(b)    “Award Agreement” shall mean, as applicable, a Long Term Cash Incentive Award Agreement.

(c)    “Board” shall mean the Board of Directors of the Corporation.

(d)    “Change in Control” shall have the meaning set forth in Section 6(b) of the Plan.

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)    “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee of the Board as maybe designated by the Board from time to time to administer the Plan.

(h)    “Corporation” shall mean Northern Trust Corporation, a Delaware corporation.

(i)    “Effective Date” shall mean February 20, 2017.

(j)    “Employee” shall mean an employee of the Corporation or any Subsidiary.

(k)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l)    “Participant” shall mean any Employee selected to receive an Award.

(m)    “Plan” shall mean the Northern Trust Corporation 2017 Long Term Cash Incentive Plan.

(n)    “Separation from Service" shall mean that a Participant dies, retires or otherwise has a termination of employment with the Corporation. A termination of employment will be deemed to occur when the Corporation and the Participant reasonably anticipate that the level of bona fide services the Participant will perform for the Corporation (as an Employee or independent contractor, but not as a director) after a certain date will permanently decrease to less than 50 percent of the average level of bona fide services performed by the Participant for the Corporation (as an Employee or independent contractor, but not as a director) in the immediately preceding 36 months (or the full period of the Participant's services to the Corporation if the Participant has been providing services to the Corporation for less than 36 months), determined in accordance with Treas. Reg. Sec. 1.409A-1(h). The employment relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. Sec. 409A-1(h)) but (i) only if there is a reasonable expectation that the Participant will return to active employment status, and (ii) only to the extent that such leave of absence does not exceed 6 months, or, if longer, for so long as the Participant has a statutory or contractual right to reemployment. For purposes of this Section, references to the Corporation shall include the Corporation and any person with whom the Corporation is considered to be a single employer under Section 414(b) of the Code and all persons with whom the Corporation would be considered a single employer under Code Section 414(c) substituting 50% for the 80% standard that would otherwise apply. For purposes of determining whether an Employee has incurred a Separation from Service under this Plan with respect to Awards made to him as an Employee, his services as a Director shall be disregarded.

(o)    “Subsidiary” shall mean any entity that is directly or indirectly controlled by the Corporation or any entity in which the Corporation has a significant equity or other interest, as determined by the Committee in its discretion.

15.
The Long Term Cash Incentive Awards granted under the Plan are intended to be exempt from, or to comply in all applicable respects with, the requirements of Code Section 409A, and the Plan shall be construed and administered so as to cause such Awards to be exempt from or comply with that Code section, respectively, as applicable.